EXHIBIT 99.1

Contacts:	Jason Khoury	Stephanie Wakefield
	Public Relations	Director, Investor Relations
	650-385-5360	650-385-5261
	jkhoury@informatica.com	swakefield@informatica.com
INFORMATICA REPORTS 31 PERCENT LICENSE-REVENUE GROWTH
AND RECORD TOTAL REVENUES OF $81 MILLION
REDWOOD CITY, Calif., July 20, 2006 — Informatica Corporation (NASDAQ: INFA), a leading provider of data integration software, today announced financial results for the second quarter ended June 30, 2006.
     Revenues for the second quarter of 2006 were $80.8 million, up 26 percent from the $64.2 million recorded in the second quarter of 2005. License revenues for the second quarter were $36.9 million, up 31 percent from the $28.1 million recorded in the second quarter of 2005. Net income for the second quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $7.6 million or $0.09 per diluted share, versus net income of $7.6 million or $0.09 per diluted share in the second quarter of 2005. Results for the second quarter of 2006 reflect the impact of equity-based compensation as required by Financial Accounting Standards (FAS) 123R, whereas 2005 results exclude these expenses. Non-GAAP net income for the second quarter of 2006 was $12.9 million or $0.14 per diluted share, up over 55 percent from $8.2 million or $0.09 per diluted share in the second quarter of 2005. Non-GAAP net income excludes charges related to purchased in-process research and development, equity-based compensation, facilities restructurings, and the amortization of acquired technology and intangible assets. A reconciliation of GAAP operating results and non-GAAP results is included below.
     For the six-month period ending June 30, 2006, revenues were $153.9 million, an increase of 26 percent from the $122.6 million recorded for the first six months of 2005. License revenues for the first six months of 2006 were $69.7 million, up 31 percent from $53.1 million in the first six months of 2005. GAAP net income for the first six months of 2006 was $12.9 million or $0.15 per diluted share, versus $12.0 million or $0.13 per diluted share in the first six months of 2005. Results for the first half of 2006 reflect the impact of equity-based compensation as required by Financial Accounting Standards (FAS) 123R, whereas 2005 results exclude these expenses. Non-GAAP net income for the first six months of 2006 was $24.2 million or $0.26 per diluted share, up over 60 percent versus $14.6 million or $0.16 per diluted share in the first six months of 2005.
     “We are very pleased to report the fifth consecutive quarter of year-over-year total revenue and license revenue growth of over 20 percent,” said Sohaib Abbasi, chairman and CEO of Informatica. “With the combination of growing customer demand, strongest-ever product set and expanding industry partnerships, we believe Informatica is well positioned to maintain the momentum and increase profitability over the coming quarters.”
Significant milestones achieved since April include:
•	Signed repeat business with 165 customers. Customers continue to derive considerable value from their investments in Informatica solutions. Repeat customers included Blue Care Network of Michigan, Cadbury Schweppes Americas Beverages, Duke Energy, Devon Canada, Fox Entertainment Group, Motorola, Singapore Health Services, and Waste Management.

•	Signed 62 new customers. Informatica increased its customer base this quarter to 2,612 companies. New customers include Canal +, Daewoo International, Dawn Food Products, First Command Financial Planning, Life Insurance Corporation of India, SPAR, Spirit Aerosystems, and US Airways.

•	Signed global OEM agreement with Hyperion Solutions. The leading business process management (BPM) vendor will embed Informatica’s market-leading enterprise data integration platform. Hyperion’s use of Informatica technology will enable customers to leverage a proven, best-of-breed data integration platform to integrate Hyperion BPM solutions with a wide range of diverse enterprise data sources, including data warehouses and ERP, CRM and legacy transaction systems.

•	Signed licensing agreement with salesforce.com. The leading on-demand CRM vendor selected Informatica data integration solutions to help migrate its enterprise customers to salesforce.com. Informatica also announced a new PowerCenter Connect for salesforce.com designed to help customers integrate their on-demand salesforce.com implementations with on-premise software applications.

•	Announced general availability of PowerCenter 8.1. The result of extensive input from Informatica customers and partners, PowerCenter 8.1 sets the standard for enterprise data integration with enhancements in four key areas: advanced data quality, enterprise data access, enterprise-wide deployment and developer productivity.

•	Unveiled roadmap for on-demand data integration. Informatica outlined its strategic roadmap for Informatica On-Demand, a Software-as-a-Service offering to enable cross-enterprise data integration. Informatica will deliver on its roadmap in three phases, culminating in a hosted data integration platform to help organizations integrate their outsourced applications with on-premise enterprise applications.

•	Achieved record-breaking attendance at Informatica World 2006. Informatica held its eighth-annual worldwide customer and partner conference in May in San Francisco, securing the largest number of attendees to date with more than 1,250 participants from over 30 countries.

•	Continued Asia-Pacific expansion. Informatica launched its sales and marketing presence in India with the opening of three regional offices in Delhi, Mumbai and Bangalore in the second quarter.

•	Demonstrated customer success with top industry awards. Informatica and Nationwide won TDWI’s Best Practice Award in the Master Data Management category for Nationwide’s FOCUS finance data-management initiative powered by Informatica PowerCenter Advanced Edition. In addition, Informatica and customers BNSF, Fairfax County Public Schools and the U.S. Coast Guard won four out of the five 2006 Performance Management Leadership Awards presented by Ventana Research.
Conference Call and Webcast
     Informatica will be discussing its second quarter 2006 results on a conference call today beginning at 2:00 p.m. PDT. A live Webcast of the conference call will be available at http://www.informatica.com/investor. A replay of the call will also be available by dialing 617-801-6888, reservation number 86546901.

About Informatica
Informatica Corporation (NASDAQ: INFA) is a leading provider of enterprise data integration software and services. Using Informatica products, companies gain greater business value by integrating all their information assets. More than 2,600 companies worldwide rely on Informatica to reduce the cost and expedite the time to address data integration needs of any complexity and scale. For more information, call 650-385-5000 (1-800-970-1179 in the U.S.), or visit www.informatica.com.
Non-GAAP Results
(in thousands, except per share data and percentages)
(unaudited)
The following table reflects Informatica’s non-GAAP results reconciled to GAAP results as included in this release.

	Three Months
	Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
GAAP Net income	$7,629	$7,641	$12,897	$11,950

Plus:
Amortization of acquired technology	544	233	996	469
Amortization of intangible assets	162	47	292	94
Facilities restructuring charges	1,129	70	2,278	1,628
Purchased in-process research and development	—	—	1,340	—
Share-based payments	3,420	224	6,420	462

Non-GAAP Net income	$12,884	$8,215	$24,223	$14,603

	Three Months
	Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Diluted net income per share:

Diluted GAAP Net income per share	$0.09	$0.09	$0.15	$0.13

Plus:
Amortization of acquired technology	0.01	0.00	0.01	0.00
Amortization of intangible assets	0.00	0.00	0.01	0.00
Facilities restructuring charges	0.01	0.00	0.02	0.02
Purchased in-process research and development	—	—	0.01	—
Share-based payments	0.03	0.00	0.06	0.01

Diluted Non-GAAP Net income per share	$0.14	$0.09	$0.26	$0.16

Shares used in computing diluted GAAP Net income per share	104,562	89,760	102,028	89,502
Shares used in computing diluted Non-GAAP Net income per share	105,341	89,760	102,882	89,502

Non-GAAP Financial Information
     To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Informatica uses non-GAAP financial measures of net income and net income per share. These measures are adjusted to exclude the charges and expenses discussed above. The company believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. These adjustments to the company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the company’s underlying operational results, trends, and marketplace performance. Informatica believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results, as well as comparability to similar companies in the company’s industry, many of which present similar non-GAAP financial measures to investors. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles in the U.S.
Safe Harbor
This press release contains forward-looking statements relating to future momentum and opportunities for increased profitability over the coming quarters, efforts being conducted with strategic partners such as Hyperion Solutions and salesforce.com, and assumptions regarding Informatica’s strategic roadmap for Informatica On-Demand. Such statements involve risks and uncertainties, and actual results may differ materially from the results described in this press release. The potential risks and uncertainties that could cause actual results to differ include, among others, risks related to (1) competition with larger companies that have longer operating histories and greater financial, technical, marketing, and other resources; (2) uncertainty in the state of IT spending and the continued growth in the market for data integration solutions in general; (3) lack of control regarding our strategic partners’ devotion of adequate resources to promote, sell, implement, and support our products; and (4) any revision to, delay regarding or cancellation of product release or service availability due to market or other conditions, as well as those risks and uncertainties included under the caption “Risk Factors” in Informatica’s report on Form 10-Q for the quarter ended March 31, 2006, which is on file with the SEC and is available on the company’s investor relations website at www.informatica.com. All information provided in this release is as of July 20, 2006, and Informatica undertakes no duty to update this information.
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Note: Informatica, and PowerCenter are registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners. The development, release and timing of any Informatica product described in this release remain at the sole discretion of Informatica. This release should not be relied upon in making a purchasing decision.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues:
License	$36,851	$28,103	$69,655	$53,059
Service	43,959	36,102	84,212	69,537

Total revenues	80,810	64,205	153,867	122,596

Cost of revenues:
License	1,389	1,135	2,916	1,845
Service	15,003	11,387	28,184	21,868
Amortization of acquired technology	544	233	996	469

Total cost of revenues	16,936	12,755	32,096	24,182

Gross profit	63,874	51,450	121,771	98,414

Operating expenses:
Research and development	14,185	10,460	27,243	20,707
Sales and marketing	35,442	29,028	66,965	54,386
General and administrative	6,935	4,994	13,578	10,100
Amortization of intangible assets	162	47	292	94
Facilities restructuring charges	1,129	70	2,278	1,628
Purchased in-process research and development	—	—	1,340	—

Total operating expenses	57,853	44,599	111,696	86,915

Income from operations	6,021	6,851	10,075	11,499
Interest income and other, net	3,028	1,571	5,396	2,604

Income before provision for income taxes	9,049	8,422	15,471	14,103
Income tax provision	1,420	781	2,574	2,153

Net income	$7,629	$7,641	$12,897	$11,950

Diluted net income (1)	$9,378	$7,641	$14,997	$11,950

Net income per share:
Basic	$0.09	$0.09	$0.15	$0.14

Diluted	$0.09	$0.09	$0.15	$0.13

Weighted shares used to compute net income per share:
Basic	85,860	86,876	86,682	86,881

Diluted (2)	104,562	89,760	102,028	89,502

(1)	In connection with the convertible senior notes offering, current period interest expense and amortization of issuance costs have been added back to net income in 2006 under the “if-converted method.”

(2)	In connection with the convertible senior notes offering, diluted weighted shares in 2006 includes the weighted common shares potentially issuable under the “if-converted method.”

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	December 31,
	2006	2005
ASSETS

Current assets:
Cash and cash equivalents	$189,455	$76,545
Short-term investments	229,527	185,649
Accounts receivable, net	48,042	50,533
Prepaid expenses and other current assets	11,730	9,342

Total current assets	478,754	322,069

Restricted cash	12,016	12,166
Property and equipment, net	17,207	21,026
Goodwill and intangible assets, net	136,875	85,229
Other assets	6,812	532

Total assets	$651,664	$441,022

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and other current liabilities	$48,429	$45,844
Accrued facilities restructuring charges	19,075	18,718
Deferred revenues	72,241	69,748

Total current liabilities	139,745	134,310

Convertible senior notes	230,000	—
Accrued facilities restructuring charges, less current portion	71,177	75,815
Deferred revenues, less current portion	8,793	8,167

Stockholders’ equity	201,949	222,730

Total liabilities and stockholders’ equity	$651,664	$441,022

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Six Months Ended
	June 30,
	2006	2005
Operating activities
Net income	$12,897	$11,950
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,968	4,467
Allowance for doubtful accounts and sales returns allowances	(33)	(203)
Share-based payments and amortization of stock-based compensation	6,420	462
Amortization of intangible assets and acquired technology	1,705	563
Impairment of property and equipment, net	1,035	—
Non-cash facilities restructuring charges	2,278	1,628
Purchased in-process research and development	1,340	—
Changes in operating assets and liabilities:
Accounts receivable	5,139	12,068
Prepaid expenses and other assets	(1,823)	(4,677)
Accounts payable and other current liabilities	(2,521)	(4,550)
Accrued facilities restructuring charges	(6,477)	(9,239)
Deferred revenue	2,505	5,817

Net cash provided by operating activities	27,433	18,286

Investing activities
Purchases of property and equipment	(1,879)	(6,892)
Purchases of investments	(200,205)	(117,842)
Maturities and sales of investments	156,365	93,635
Acquisition of business, net of cash acquired	(46,720)	—

Net cash used in investing activities	(92,439)	(31,099)

Financing activities
Proceeds from issuance of common stock	14,941	11,762
Repurchases and retirement of common stock	(61,559)	(12,217)
Issuance of convertible senior notes	230,000	—
Payment of issuance costs on convertible senior notes	(6,241)	—

Net cash provided by (used in) financing activities	177,141	(455)

Effect of foreign exchange rate changes on cash and cash equivalents	775	(1,506)

Net increase (decrease) in cash and cash equivalents	112,910	(14,774)
Cash and cash equivalents at beginning of period	76,545	88,941

Cash and cash equivalents at end of period	$189,455	$74,167